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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference of our firm under the caption "Experts" and to the use of our report dated June 11, 1999 (except Note 19, as to which the date is June 28, 1999), in the Registration Statement Form S-1 dated July 2, 1999 and the related prospectus of FiNet.com, Inc. for the registration of 78,106,774 shares of its common stock.

                                          /S/ Ernst & Young LLP

San Francisco, California
June 30, 1999